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                                   EXHIBIT 5.1

                             MCLAUGHLIN & STERN, LLP



                               JENNIFER J. MALONI
                           Direct Fax: (212) 448-6260
                       E-Mail: jmaloni@mclaughlinstern.com

                               260 MADISON AVENUE
                            NEW YORK, NEW YORK 10016
                                 (212) 448-1100
                               FAX (212) 448-0066


                                MILLBROOK OFFICE
                                 Franklin Avenue
                                  P.O. Box 1369
                            Millbrook, New York 12545
                                 (914) 677-5700
                               Fax (914) 677-0097



                                February 8, 2000



eSAFETYWORLD, Inc.
100-31 South Jersey Avenue
Setauket, New York 11733

RE:      Registration Statement on Form SB-2
         eSAFETYWORLD, Inc.

Gentlemen:

         We refer to the public offering of up to 1,250,000 shares of common stock, $.001 par value (the "Common Stock"), $.001 par value, of eSAFETYWORLD, Inc., a Nevada corporation (the "Company"), which includes 150,000 Shares at the initial offering price, less the Underwriter's discount, to cover over-allotments (the "Over-Allotment Option"), and also includes 100,000 shares of Common Stock underlying a warrant issued to the Underwriter sold pursuant to the Registration Statement on Form SB-2 filed with the Securities Exchange Commission on February 8, 2000 (Registration No. 333-86479) (the "Registration Statement"), as subsequently amended from time to time.

         In furnishing our opinion, we have examined copies of said Registration Statement under the Securities Act of 1933, as amended. We have conferred with officers of the Company and have examined the originals or certified, conformed or photostatic copies of such records of the Company, certificates of officers of the Company, certificates of public officials, and such other documents as we have deemed relevant and necessary under the circumstances as the basis of the opinion expressed herein. In all such examinations, we have assumed the authenticity of all documents submitted to us as originals or duplicate originals, the conformity to original documents of all document copies, the authenticity of the respective originals of such latter documents, and the MCLAUGHLIN & STERN, LLP correctness and completeness of such certificates. Finally, we have obtained from officers of the

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Company such assurances as we have considered necessary for the purposes of this opinion.

         Based upon and subject to the foregoing and such other matters of fact and questions of law as we have deemed relevant in the circumstances, and in reliance thereon, it is our opinion that, when and if:

         (a) The Registration Statement shall have become effective, as the same may hereafter be amended; and

         (b) The Common Stock to be sold shall have been sold as contemplated in the Prospectus forming part of the Registration Statement;

then and upon the happening of each of the events set forth in paragraphs (a) and (b), inclusive above:

                  The Common Stock being sold, upon execution and delivery of proper certificates therefor, will be duly authorized, validly issued and outstanding, fully paid and nonassessable shares of Common Stock of the Company.

         The undersigned hereby consent to the use of their name int he Registration Statement and in the Prospectus forming a part of the Registration Statement, and to references in this opinion contained therein under the caption of the Prospectus entitled "Legal Opinions."

         This opinion is limited to the matters herein, and may not be relied upon in any manner by any other person or used for any other purpose other than in connection with the corporate authority for the issuance of Common Stock.

                                                Very truly yours,

                                                McLAUGHLIN & STERN, LLP